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Exhibit 32.1


                        CERTIFICATION OF CEO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Vorsatech Ventures, Inc. (the "Company") on Form 10-KSB for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Thomas Braun, as President, Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, thefinancial condition and result of operations of the Company.


By:  /s/ Thomas Braun
---------------------------
Thomas Braun
CEO and CFO
May 11, 2005